UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  January 14, 2008
(Date of earliest event reported)

Grande Communications Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-115602	74-3005133
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Carlson Circle, San Marcos, TX	78666
(Address of principal executive offices)	(Zip Code)

(512) 878-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2008, William C. “Chad” Jones Jr., Chief Service Officer of Grande Communications Holdings, Inc. (the “Company”), announced his resignation as an officer of the Company.  His resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Jones has accepted an executive position with another company and will be returning with his family to Atlanta, Georgia.  Mr. Jones’ duties as Chief Service Officer will be absorbed by existing members of senior management of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC.

Date: January 17, 2008	By:	/s/ Michael L. Wilfley
Michael L. Wilfley
Chief Financial Officer